CODE OF ETHICS

                       REICH & TANG ASSET MANAGEMENT, LLC
                        REICH & TANG DISTRIBUTORS, INC.

     This is the Code of Ethics (the "Code") of Reich & Tang Asset Management, LLC ("RTAM") and Reich & Tang Distributors, Inc. ("RTD" and together with RTAM, the "Firm").

THINGS YOU NEED TO KNOW TO USE THIS CODE
----------------------------------------

     1. Terms IN BOLDFACE TYPE have special meanings as used in this Code. To understand the Code, you need to read the definitions of these terms. The definitions are at the end of the Code.

     2. To understand what parts of this Code apply to you, you need to know whether you are an ACCESS PERSON.

        If you don't know, ask the AUTOMATIC INVESTMENT PLAN.

     3. This Code has three sections:

                           Part I           Applies to All Personnel
                           Part II          Applies to All ACCESS PERSONS
                           Part III         Definitions

     4. There are three Reporting Forms that ACCESS PERSONS have to fill out under this Code. You can get copies of the Reporting Forms from the CHIEF COMPLIANCE OFFICER.

     5. The CHIEF COMPLIANCE OFFICER has the authority to grant written waivers of the provisions of this Code in appropriate instances. However:

     o The Firm expects that waivers will be granted only in rare instances, and

     o Some provisions of the Code that are prescribed by SEC rules cannot be waived. These provisions include, but are not limited to, the requirements that ACCESS PERSONS file reports and obtain pre-approval of investments in private placements.

     6. The management of the Firm and its compliance personnel will review the terms and provisions of this Code at least annually and make amendments as necessary. Any amendments to this Code will be provided to you.

                                      -A-1-

     7. You must acknowledge your receipt of this Code (and any amendment thereto) by returning the Form of Acknowledgement attached hereto.

                                     PART I
                            APPLIES TO ALL PERSONNEL
                            ------------------------

A.       GENERAL PRINCIPLES

         RTAM is a fiduciary for its investment advisory and sub-advisory clients. RTD serves as principal underwriter to certain registered investment companies, including certain investment companies for which RTAM also serves as investment adviser or sub-adviser. Because of these relationships, it is generally improper for the Firm or its personnel to

     o use for their own benefit (or the benefit of anyone other than the client) information about the Firm's trading or recommendations for client accounts; or

     o take advantage of investment opportunities that would otherwise be available for the Firm's clients.

     Also, as a matter of business policy, the Firm wants to avoid even the appearance that the Firm, its personnel or others receive any improper benefit from information about client trading or accounts, or from our relationships with our clients or with the brokerage community.

         The Firm expects all personnel to comply with the spirit of the Code, as well as the specific rules contained in the Code. ANY VIOLATIONS MUST BE REPORTED PROMPTLY TO THE AUTOMATIC INVESTMENT PLAN.

     The Firm treats violations of this Code (including violations of the spirit of the Code) very seriously. If you violate either the letter or the spirit of this Code, the Firm may take disciplinary measures against you, including, without limitation, imposing penalties or fines, reducing your compensation, demoting you, requiring unwinding of the trade, requiring disgorgement of trading gains, suspending or terminating your employment, or any combination of the foregoing.

     Improper trading activity can constitute a violation of this Code. But you can also violate this Code by failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Your conduct can violate this Code even if no clients are harmed by your conduct.

     If you have any doubt or uncertainty about what this Code requires or permits, you should ask the AUTOMATIC INVESTMENT PLAN. Please do not guess at the answer.

                                      -A-2-

B.       COMPLIANCE WITH THE FEDERAL SECURITIES LAWS
         -------------------------------------------
     More generally, Firm personnel are required to comply with applicable federal securities laws at all times. Examples of applicable federal securities laws include:

     o the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the SEC rules thereunder;

     o    the Investment Advisers Act of 1940 and the SEC rules thereunder;

     o    the Investment Company Act of 1940 and the SEC rules thereunder;

     o title V of the Gramm-Leach-Bliley Act of 1999 (privacy and security of client non-public information); and

     o the Bank Secrecy Act, as it applies to mutual funds and investment advisers, and the SEC and Department of the Treasury rules thereunder.

C.       GIFTS AND ENTERTAINMENT
         -----------------------
In general, no employee shall accept anything of material value from any broker-dealer, financial institution, corporation or other entity, any existing or prospective supplier of goods or services with a business relationship to the Firm, or any company or other entity whose securities are held in or are being considered as investments for any client account. Included are gifts, favors, preferential treatment, special arrangements, or access to special events. Failure to adhere to this policy or the restrictions set forth below shall be considered a violation of the Code.

Employees of RTAM who are subject to RTD's Compliance and Supervisory Procedures Manual (referred to in this section as "Dual Employees") should review that
manual  for   additional   restrictions   with  regard  to  cash  and   non-cash
compensation.

A. Gifts. An employee may not accept small gifts with an aggregate value of more than $100 in any year from any one source. Any entertainment event provided to an employee where the host is not in attendance is treated as a gift and is subject to the $100 per year per source limit. This prohibition applies equally to gifts to members of the FAMILY/HOUSEHOLD of employees.

                                      -A-3-

B. ENTERTAINMENT. These rules are designed to permit reasonable, ordinary business entertainment, but prohibit any events, which may be perceived as extravagant or involving lavish expenditures.

     1. Occasional lunches, dinners, cocktail parties, or comparable gatherings conducted for business purposes are permitted; PROVIDED that, for Dual Employees, such entertainment is not preconditioned on achievement of a sales target. (Entertainment that is a qualifying arrangement between RTD and its associated persons may be preconditioned on achieving certain sales targets under certain conditions set forth in RTD's Compliance and Supervisory Procedures Manual.)


     2. Other entertainment events, such as, sporting events, theater, movies, concerts, or other forms of entertainment conducted for business purposes, are permitted only under the following conditions:

          (i)  The host must be present for the event.

          (ii) The location of the event must be in the metropolitan area in which the office of the employee is located.

          (iii) Members of the FAMILY/HOUSEHOLD of the employee may not attend the entertainment event or any meals before or after the entertainment event unless such FAMILY/HOUSEHOLD members pay for such entertainment or meals (except that FAMILY/HOUSEHOLD members are strictly prohibited from participating in in-house RTD incentive programs that have sales goal targets).

          (iv) The value of the entertainment event provided to the employee may not exceed $250, not including the value of any meals that may be provided to the employee before or after the event.

               Acceptance of entertainment events having a market value materially exceeding the face value of the entertainment including, for example, attendance at sporting event playoff games, is prohibited. This prohibition applies even if the face value of tickets to the events is $250 or less or when the employee offers to pay for the tickets. If there is any ambiguity about whether to accept an entertainment event in these circumstances, please consult the Chief COMPLIANCE OFFICER or other designated person.

                                      -A-4-

          (v) The employee may not accept entertainment events under this provision (B)(2) more than six times a year and not more than two times in any year from any single source.

          (vi) The AUTOMATIC INVESTMENT PLAN or other designated person may grant exceptions to these rules. For example, it may be appropriate for an employee attending a legitimate conference in a location away from the office to attend a business entertainment event in that location. All exceptions must be approved in advance by written request to the CHIEF COMPLIANCE OFFICER or other designated person.

     3. Meals and entertainment, which are part of the regular program at an investment conference (i.e., open to all participants) are not subject to the limits of section (B)(2) above.

C.   Among the items that are prohibited are:

     1. Any entertainment event attendance that would reflect badly on the Firm (e.g., events involving adult entertainment or gambling) must be avoided;

     2. Entertainment involving travel away from the metropolitan area in which the employee is located. Even in the event an exception is granted as contemplated by (B)(2)(vi) above, payment by a third party of the cost of transportation to a location outside the employee's metropolitan area and lodging while in another location is prohibited;

     3. Personal loans, unless otherwise permitted by RTAM's Compliance Manual or RTD's Compliance and Supervisory Procedures Manual;

     4. Preferential brokerage or underwriting commissions or spreads or allocations of shares or interests in an investment for the personal account of an employee; and

     5. Cash or cash equivalents, unless in connection with permitted entertainment and only if a record of the cash received and a copy for the receipt for the expenses for which it was used is provided to the accounting department.

D. No employee may solicit any gift or entertainment from any person, even if the gift or entertainment, if unsolicited, would be permitted.

E. This policy does not prohibit employees on business travel from using local transportation and arrangements customarily supplied by brokers or similar entities. For example, it is customary for brokers in developing markets to

                                      -A-5-
     make local transportation arrangements. These arrangements are permitted so long as the expense of lodging and air travel is paid by the Firm.

F. No employee may give on their own behalf or on behalf of the Firm any gift or other accommodation to a business contact (e.g., broker-dealer) that may be construed as an improper attempt to influence the recipient. Dual Employees are prohibited from giving anything of value in excess of $100 (per individual, per year) to any person, principal, proprietor, employee, agent or representative of another person where such payment is in relation to the business of the employer of recipient of the payment.

D.    SERVICE ON THE BOARD OR AS AN OFFICER OF ANOTHER COMPANY
      --------------------------------------------------------

     To avoid conflicts of interest, inside information and other compliance and business issues, the Firm prohibits all its employees from serving as officers or members of the board of any other entity, except with the advance written approval of the Firm. Approval must be obtained through the CHIEF COMPLIANCE OFFICER, and will ordinarily require consideration by senior officers or the board of the Firm. The Firm can deny approval for any reason. This prohibition does not apply to service as an officer or board member of any parent or subsidiary of the Firm or any not-for-profit, charitable foundation, organization or similar entity.

E. PROHIBITION ON TRADING IN COVERED SECURITIES THAT ARE BEING CONSIDERED FOR
   --------------------------------------------------------------------------
   PURCHASE OR SALE FOR A CLIENT.
   ------------------------------

     If you are an employee or officer of the Firm, you and members of your FAMILY/HOUSEHOLD are prohibited from trading in a COVERED SECURITY if you have actual knowledge that such security is BEING CONSIDERED FOR PURCHASE OR SALE on a client's behalf. THIS PROHIBITION APPLIES DURING THE ENTIRE PERIOD THAT THE COVERED SECURITY IS BEING CONSIDERED BY THE FIRM FOR PURCHASE OR SALE AND REGARDLESS OF WHETHER THE COVERED SECURITY IS ACTUALLY PURCHASED OR SOLD FOR THE CLIENT.

         This prohibition does not apply to the following categories of transactions:

     o Transactions in COVERED SECURITIES by Firm-sponsored collective investment vehicles for which the Firm serves as investment adviser as to which you may be deemed to have BENEFICIAL OWNERSHIP. (For example, the purchase or sale by a Firm-managed hedge fund of a COVERED SECURITY would not be subject to this prohibition, even though the portfolio manager of the hedge fund could be deemed to have BENEFICIAL OWNERSHIP of such COVERED SECURITY).

     o Transactions in COVERED SECURITIES issued or guaranteed by any national government that is a member of the Organization for Economic Cooperation and Development, or any agency or authority thereof.

                                      -A-6-

     o    Transactions  that  occur  by  operation  of law or  under  any  other circumstance in which neither you nor any member of your FAMILY/HOUSEHOLD exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion.

     o    Purchases of COVERED  SECURITIES  pursuant to an AUTOMATIC  INVESTMENT
          PLAN.

     o Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of COVERED SECURITIES and received by you (or a member of your FAMILY/HOUSEHOLD) from the issuer.

     o Transactions in COVERED SECURITIES that are common stock provided the aggregate value of the transactions do not exceed $20,000 and you and members of your FAMILY/HOUSEHOLD do not have actual knowledge that the COVERED SECURITY is BEING CONSIDERED FOR PURCHASE OR SALE for a client.

         NOTE: The following are not COVERED SECURITIES, and so are not subject to this prohibition: direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt obligations (including repurchase agreements), and shares of registered OPEN-END investment companies that are not REPORTABLE FUNDS.

                           COMMENT REGARDING REPORTABLE FUNDS
                           ----------------------------------

     REPORTABLE FUNDS are mutual funds for which RTAM or one of its affiliated companies (e.g., RTD, Loomis Sayles, IXIS Asset Management Advisors, Harris Associates) serves as an investment adviser, sub-adviser or principal underwriter. REPORTABLE FUNDS are included within the definition of COVERED SECURITIES. Purchases or sales of shares of REPORTABLE FUNDS by Firm employees and members of their FAMILY/HOUSEHOLD are subject to special scrutiny, because of the fiduciary duty that our Firm or its affiliates owe to the mutual funds which they advise, sub-advise or distribute. For personnel of a firm like ours that is part of a large organization where there are a number of firms under common control that advise, sub-advise or distribute mutual funds, the universe of REPORTABLE FUNDS is large. The CHIEF COMPLIANCE OFFICER maintains a list of the mutual funds that are classified as REPORTABLE FUNDS.

F.       PROHIBITION AGAINST INSIDER TRADING
         -----------------------------------

         You and the members of your FAMILY/HOUSEHOLD are prohibited from engaging in, or helping others engage in, insider trading. Generally, the "insider trading" doctrine under U.S. federal securities laws prohibits any person

                                      -A-7-

(including investment advisers) from knowingly or recklessly breaching a duty owed by that person by:

     o    trading while in possession of material, nonpublic information;
     o    communicating ("tipping") such information to others;
     o recommending the purchase or sale of securities on the basis of such information; or
     o providing substantial assistance to someone who is engaged in any of the above activities.

     This means that, if you trade with respect to a particular security or issuer at a time when you know or should know that you are in possession of material nonpublic information about the issuer or security, you (and, by extension, the Firm) may be deemed to have violated the insider trading laws. Information is considered "material" if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or if it could reasonably be expected to affect the price of a company's securities. (Note that the information need not be so important that it would have changed the investor's decision to buy or sell.) Information that should be considered material includes, but is not limited to, changes in dividend policies, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems and significant new products, services or contracts. Material information can also relate to events or circumstances affecting the market for a company's securities such as information that a brokerage house is about to issue a stock recommendation or that a forthcoming newspaper column will contain information that is expected to affect the market price of a security. Information is considered nonpublic until such time as it has been disseminated in a manner making it available to investors generally (e.g., through national business and financial news wire services).

     RESTRICTED LIST (DOES NOT APPLY TO NON-ACCESS DIRECTORS). If you are presented with the opportunity to learn privileged and confidential information to assist in your analysis of any security, private claim or other instrument, you must clear the receipt of such information (and the signing of any requisite confidentiality letter) prior to obtaining the information (and signing the letter) with the CHIEF COMPLIANCE OFFICER. If you obtain information about an investment that you believe may be material, nonpublic information, you must immediately notify the AUTOMATIC INVESTMENT PLAN of the information. If the CHIEF COMPLIANCE OFFICER determines that the information constitutes material, nonpublic information which might expose the Firm or any of its affiliates to liability for "insider trading," the company will be placed on the Restricted List described below. Companies included on the Restricted List must not be discussed with persons outside the Firm without the prior consent of the CHIEF COMPLIANCE OFFICER.

                                      -A-8-

     When a company is placed on the Restricted List, no employee of the Firm (or any member of the FAMILY/HOUSEHOLD of such member or employee) may trade in the securities or other instruments of the company, either for their own account or for the account of any of the funds or clients of the Firm, absent authorization from the CHIEF COMPLIANCE OFFICER, until that company is removed from the Restricted List. In addition, no member or employee of the Firm or any of its affiliates (or any member of the FAMILY/HOUSEHOLD of such member or employee) may recommend trading in such company, or otherwise disclose material nonpublic information, to ANYONE. The Restricted List is a confidential list of companies that is maintained in the possession of the AUTOMATIC INVESTMENT PLAN.

     SANCTIONS. Insider trading violations may result in severe sanctions being imposed on the individual(s) involved and on the Firm. These could involve administrative sanctions by the Securities and Exchange Commission (the "SEC"), such as being barred from employment in the securities industry, SEC suits for disgorgement and civil penalties of, in the aggregate, up to three times the profits gained or losses avoided by the trading, private damage suits brought by persons who traded in the market at about the same time as the person who traded on inside information, and criminal prosecution which could result in substantial fines and jail sentences. As noted above, even in the absence of legal action, violation of insider trading prohibitions or failure to comply with this Code may result in termination of your employment and referral to the appropriate authorities.

     NO FIDUCIARY DUTY TO USE INSIDE INFORMATION. Although the Firm has a fiduciary relationship with its clients, it has no legal obligation to trade or recommend trading on the basis of information its employees know to be "inside" information. In fact, as noted above, such conduct often violates the federal securities laws.

         If you have any doubt or uncertainty about whether any particular course of action will give rise to one or more insider trading violations, you should consult with the AUTOMATIC INVESTMENT PLAN.

                                     PART II
                          APPLIES TO ALL ACCESS PERSONS
                          -----------------------------

A.       REPORTING REQUIREMENTS
         ----------------------

         One of the most complicated parts of complying with this Code is understanding what holdings, transactions and accounts you must report and what accounts are subject to trading restrictions. For example, accounts of certain members of your family and household are covered, as are certain categories of trust accounts, certain investment pools in which you might participate, and certain accounts that others may be managing for you. To be sure you understand what holdings, transactions and accounts are covered, it is

                                      -A-9-
essential that you carefully review the definitions of Covered Security, FAMILY/HOUSEHOLD and BENEFICIAL OWNERSHIP in the "Definitions" section at the end of this Code.

     You must file the reports described below, even if you have no holdings, transactions or accounts to list in the reports.

     Copies of all reporting forms may be obtained from the CHIEF COMPLIANCE OFFICER.

     1. INITIAL HOLDINGS REPORTS. No later than 10 calendar days after you become an Access Person, you must file with the CHIEF COMPLIANCE OFFICER an Initial Holdings Report.

     The Initial Holdings Report requires you to list all Covered Securities (including title and type of security and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of shares and principal amount) in which you (or members of your FAMILY/HOUSEHOLD) have BENEFICIAL OWNERSHIP. It also requires you to list all brokers, dealers, investment managers and banks where you maintained an account in which any securities (not just Covered Securities) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on the date you became an Access Person. The information contained in the report must be current as of a date no more than 45 calendar days prior to the date you became an Access Person.

     The Initial Holdings Report also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD, and that you understand that you are an Access Person under the Code.

     2. QUARTERLY TRANSACTION REPORTS. No later than 30 calendar days after the end of March, June, September and December each year, you must file with the AUTOMATIC INVESTMENT PLAN a Quarterly Transaction Report.

     The Quarterly Transaction Report requires you to list all transactions during the most recent calendar quarter in Covered Securities (including the date of the transaction, the title and type of security and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of shares and principal amount) in which you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP. It also requires you to report the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), the price of the security at which the transaction was effected and the name of the broker, dealer or bank with or through which the transaction was effected. The Quarterly Transaction Report also requires you to either confirm or amend your complete list of all brokers, dealers, investment managers and banks where you or a member of your FAMILY/HOUSEHOLD maintained an account in

                                      -A-10-
which any securities (not just Covered Securities) were held during the quarter for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD.

     EXCEPTION: An Access Person need not report transactions effected pursuant to an AUTOMATIC INVESTMENT PLAN.

     3. ANNUAL HOLDINGS REPORTS. By February 14 of each year, you must file with the AUTOMATIC INVESTMENT PLAN an Annual Holdings Report.

     The Annual Holdings Report requires you to list all Covered Securities (including title and type of security and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of shares and principal amount) in which you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP as of December 31 of the prior year. It also requires you to list all brokers, dealers, investment managers and banks where you or a member of your FAMILY/HOUSEHOLD maintained an account in which any securities (not just Covered Securities) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on December 31 of the prior year.

     The Annual Holdings Report also requires you to confirm that you have read and understand this Code and have complied with its requirements, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD, and that you understand that you are an Access Person under the Code.

     4. DUPLICATE CONFIRMATION STATEMENTS. If you or any member of your FAMILY/HOUSEHOLD has a securities account with any broker, dealer or bank, you or your FAMILY/HOUSEHOLD member must direct that broker, dealer or bank to send, directly to the Firm's CHIEF COMPLIANCE OFFICER, contemporaneous duplicate copies of all transaction confirmation statements relating to that account.

B.       TRANSACTION RESTRICTIONS
         ------------------------

     1. PRECLEARANCE. You and members of your FAMILY/HOUSEHOLD are prohibited from engaging in any transaction in a Covered Security for any account in which you or a member of your FAMILY/HOUSEHOLD has any BENEFICIAL OWNERSHIP, unless you obtain, in advance of the transaction, preclearance for that transaction. Preclearance is obtained by first completing the Personal Trade Request Form. (A copy of the Personal Trade Request Form can be obtained from the CHIEF COMPLIANCE OFFICER.) The Personal Trade Request Form must then be signed and date and time stamped by a trader. (In so doing the trader is stating that there is no pending trade in a client account nor is he or she aware of any forthcoming client trade.) The Personal Trade Request Form is then submitted to the AUTOMATIC INVESTMENT PLAN for preclearance.

                                      -A-11-

     If preclearance is obtained, the approval is valid for the day on which it is granted and the immediately following business day. The CHIEF COMPLIANCE OFFICER may revoke a preclearance any time after it is granted and before you execute the transaction. The CHIEF COMPLIANCE OFFICER may deny or revoke preclearance for any reason. In no event will preclearance be granted for any Covered Security, if the Firm has a buy or sell order pending for that same security or a closely related security (such as an option relating to that security, or a related convertible or exchangeable security).

     The preclearance requirements do not apply to the following categories of transactions:

          o Transactions in Covered Securities by Firm-sponsored collective investment vehicles for which the Firm serves as investment adviser as to which you may be deemed to have Beneficial Ownership (for example, the purchase or sale by a Firm-managed hedge fund of a Covered Security would not be subject to pre-clearance, even though the portfolio manager of the hedge fund could be deemed to have a BENEFICIAL OWNERSHIP of such COVERED SECURITY).

          o Transactions in Covered Securities issued or guaranteed by any national government that is a member of the Organization for Economic Cooperation and Development, or any agency or authority thereof.

          o Transactions that occur by operation of law or under any other circumstance in which neither you nor any member of your FAMILY/HOUSEHOLD exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion.

          o    Purchases  of  Covered   Securities   pursuant  to  an  Automatic
               Investment Plan.

          o Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of Covered Securities and received by you (or FAMILY/HOUSEHOLD member) from the issuer.

     NOTE: The following are not COVERED SECURITIES, and so are also not subject to the preclearance requirements: direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt obligations (including repurchase agreements), and shares of open-end registered investment companies that are not Reportable Funds.

                                      -A-12-

         2.       PRIVATE PLACEMENTS.
                  -------------------

     Neither you nor any member of your FAMILY/HOUSEHOLD may acquire any BENEFICIAL OWNERSHIP in any security (not just COVERED SECURITIES) in a private placement, except with the specific, advance written approval of the CHIEF COMPLIANCE OFFICER, which the AUTOMATIC INVESTMENT PLAN may deny for any reason.

         3.       INITIAL PUBLIC OFFERINGS.
                  -------------------------

     Neither you nor any member of your FAMILY/HOUSEHOLD may acquire any BENEFICIAL OWNERSHIP in any security (not just COVERED SECURITIES) in an initial public offering, except with the specific, advance written approval of the CHIEF COMPLIANCE OFFICER, which the AUTOMATIC INVESTMENT PLAN may deny for any reason.

         4.       PROHIBITION ON SHORT-TERM TRADING IN REPORTABLE FUNDS.
                  ------------------------------------------------------

     Neither you nor any member of your FAMILY/HOUSEHOLD may purchase and sell, or sell and purchase, shares of any Reportable Fund within any period of 30 calendar days. This prohibition applies to shares of Reportable Funds held in 401(k) plan accounts, as well as in other accounts in which you or a member of your FAMILY/HOUSEHOLD has BENEFICIAL OWNERSHIP. Note that an exchange of shares counts as a sale of shares for purposes of this prohibition.

     This   prohibition   does  not  apply  to  the   following   categories  of
transactions:

          o    Transactions   under  Automatic   Investment   Plans,   including
               automatic 401(k) plan investments, and transactions under a Reportable Fund's dividend reinvestment plan.

                    o For example, if you have established an Automatic Investment Plan under which regular monthly investments are automatically made in a Reportable Fund, that investment will not be considered to begin or end a 30 calendar day holding period.

          o Transactions that occur by operation of law or under any other circumstance in which neither you nor any member of your FAMILY/HOUSEHOLD exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion.

     NOTE: In applying the prohibition on short-term trading in Reportable Funds, the Firm may take account of all purchase and sale transactions in a Reportable Fund, even if the transactions were made in different accounts. For example, a purchase of shares of a Reportable Fund in

                                      -A-13-
a brokerage account, followed within 30 calendar days by an exchange out of the same Reportable Fund in your 401(k) account, will be treated as a violation.

     IN APPLYING THE 30 CALENDAR DAY HOLDING PERIOD, THE MOST RECENT PURCHASE (OR SALE) WILL BE MEASURED AGAINST THE SALE (OR PURCHASE) IN QUESTION. (THAT IS, A LAST-IN, FIRST-OUT ANALYSIS WILL APPLY.) ALSO, IF FEWER THAN 30 CALENDAR DAYS HAVE ELAPSED SINCE A PURCHASE (OR SALE), NO SHARES OF THAT REPORTABLE FUND MAY BE SOLD (OR PURCHASED). THAT IS, A VIOLATION WILL BE DEEMED TO HAVE OCCURRED EVEN IF THE NUMBER OF SHARES OR THE DOLLAR VALUE OF THE SECOND TRADE WAS DIFFERENT FROM THE NUMBER OF SHARES OR DOLLAR VALUE OF THE FIRST TRADE.

     5. PROHIBITION ON SHORT-TERM TRADING OF COVERED SECURITIES OTHER THAN REPORTABLE FUNDS. Neither you nor any member of your FAMILY/HOUSEHOLD may purchase and sell, or sell and purchase, a Covered Security held by any client (or any closely related security, such as an option or a related convertible or exchangeable security) within any period of 30 calendar days. If any such transactions occur, the Firm will require any profits from the transactions to be disgorged for donation by the Firm to charity.

     This   prohibition   does  not  apply  to  the   following   categories  of
transactions:

          o Transactions in Covered Securities by Firm-sponsored collective investment vehicles for which the Firm serves as investment adviser as to which you may be deemed to have Beneficial Ownership (for example, the purchase or sale by a Firm-managed hedge fund of a Covered Security would not be subject to this prohibition, even though the portfolio manager of the hedge fund could be deemed to have a BENEFICIAL OWNERSHIP of such Covered Security).

          o Transactions in COVERED SECURITIES issued or guaranteed by any national government that is a member of the Organization for Economic Cooperation and Development, or any agency or authority thereof.

          o Transactions that occur by operation of law or under any other circumstance in which neither you nor any member of your FAMILY/HOUSEHOLD exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion.

          o    Purchases  of  Covered   Securities   pursuant  to  an  Automatic
               Investment Plan.

          o Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of COVERED SECURITIES and received by you (or FAMILY/HOUSEHOLD member) from the issuer.

                                      -A-14-

     NOTE: The following are not COVERED SECURITIES, and so are not subject to this prohibition: direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt obligations (including repurchase agreements), and shares of registered open-end investment companies that are not Reportable Funds.

     6. PROHIBITION ON SHORT SALES AND SIMILAR TRANSACTIONS. Neither you nor any member of your FAMILY/HOUSEHOLD may purchase a put option or sell a call option, sell short or otherwise take a short position, either directly or through any BENEFICIAL OWNERSHIP, in any COVERED SECURITY held by any client.

                                      -A-15-

                                    PART III
                                   DEFINITIONS
                                   -----------

         These terms have special meanings in this Code of Ethics:

         ACCESS PERSON
         AUTOMATIC INVESTMENT PLAN
         BEING CONSIDERED FOR PURCHASE OR SALE
         BENEFICIAL OWNERSHIP
         AUTOMATIC INVESTMENT PLAN
         COVERED SECURITY
         FAMILY/HOUSEHOLD
         NON-ACCESS DIRECTOR
         REPORTABLE FUND

     The special meanings of these terms as used in this Code of Ethics are explained below. Some of these terms (such as "BENEFICIAL OWNERSHIP") are sometimes used in other contexts, not related to Codes of Ethics, where they have different meanings. For example, "BENEFICIAL OWNERSHIP" has a different meaning in this Code of Ethics than it does in the SEC's rules for proxy statement disclosure of corporate directors' and officers' stockholdings, or in determining whether an investor has to file 13D or 13G reports with the SEC.

     IMPORTANT: IF YOU HAVE ANY DOUBT OR QUESTION ABOUT WHETHER AN INVESTMENT, ACCOUNT OR PERSON IS COVERED BY ANY OF THESE DEFINITIONS, ASK THE CHIEF COMPLIANCE OFFICER. PLEASE DO NOT GUESS AT THE ANSWER.


ACCESS PERSON includes:

          Every member of the Firm's board, other than NON-ACCESS DIRECTORs

          Every officer of the Firm

          Every employee of the Firm (or of any company that directly or indirectly has a 25% or greater interest in the Firm) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Covered Security for any client account, or whose functions relate to the making of any recommendations with respect to purchases and sales. All Analysts/Managers and analysts are ACCESS PERSONS.

          Every director, officer or general partner of any company that directly or indirectly has a 25% or greater interest in the Firm who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Covered Security for any

                                      -A-16-
          client account, or whose functions relate to the making of any recommendations with respect to purchases and sales.

          Every other person (whether or not an employee of the Firm) who is subject to the Firm's supervision and control who has access to nonpublic information regarding any client's purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Reportable Fund or who is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic.

AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

BEING CONSIDERED FOR PURCHASE OR SALE. A Covered Security is Being Considered for Purchase or Sale for a client when an Analyst/Manager has indicated his or her intention to purchase or sell a security or an open order in the security exists on the trading desk.

     This is not an exhaustive list. At the discretion of the CHIEF COMPLIANCE OFFICER, a Covered Security may be deemed "Being Considered for Purchase or Sale" for a client even if none of the above events has occurred, particularly if an Analyst/Manager is contemplating the purchase or sale of that Covered Security, as evidenced by e-mails or the manager's preparation of, or request for, research data.

BENEFICIAL OWNERSHIP means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. It also includes transactions over which you exercise investment discretion (other than for a client of the Firm), even if you don't share in the profits (e.g., you manage the assets of an unrelated person without receiving compensation).

BENEFICIAL OWNERSHIP is a very broad concept. Some examples of forms of BENEFICIAL OWNERSHIP include:

          Securities held in a person's own name, or that are held for the person's benefit in nominee, custodial or "street name" accounts.

          Securities owned by or for a partnership in which the person is a general partner (whether the ownership is under the name of that partner, another partner or the partnership or through a nominee, custodial or "street name" account).

          Securities that are being managed for a person's benefit on a discretionary basis by an investment adviser, broker, bank, trust company or other manager, unless the securities are held in a "blind trust" or similar arrangement under which the person is prohibited by contract from communicating with the manager of the account and the manager is prohibited from disclosing to the person what investments are held in the account. (Just putting securities into a discretionary account is not enough to remove them from a person's Beneficial Ownership. This is because, unless the account is a "blind trust" or similar

                                      -A-17-
          arrangement, the owner of the account can still communicate with the manager about the account and potentially influence the manager's investment decisions.)

          Securities in a person's individual retirement account.

          Securities in a person's account in a 401(k) or similar retirement plan, even if the person has chosen to give someone else investment discretion over the account.

          Securities owned by a trust of which the person is a beneficiary.

          Securities owned by a corporation, partnership or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity or through a nominee, custodial or "street name" account).

         Securities owned by an investment club in which the person participates.

     This is not a complete list of the forms of ownership that could constitute BENEFICIAL OWNERSHIP for purposes of this Code. You should ask the CHIEF COMPLIANCE OFFICER if you have any questions or doubts at all about whether you or a member of your FAMILY/HOUSEHOLD would be considered to have Beneficial Ownership in any particular situation.

     AUTOMATIC INVESTMENT PLAN means Michael Appleton, or another person that he designates to perform the functions of CHIEF COMPLIANCE OFFICER when he is not available. For purposes of reviewing the CHIEF COMPLIANCE OFFICER'S own transactions and reports under this Code, the functions of the CHIEF COMPLIANCE OFFICER are performed by an appropriate designee.

     COVERED SECURITY means anything that is considered a "security" under the Investment Company Act of 1940 or the Investment Advisers Act of 1940, except:

          Direct obligations of the U.S. Government.

          Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements.

          Shares of open-end investment companies that are registered under the Investment Company Act (mutual funds) other than Reportable Funds.

                                      -A-18-

          Shares issued by money market funds.

     This is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities," such as:

          futures contracts and options on securities, on indexes and on currencies.

          investments in all kinds of limited partnerships.

          investments in foreign unit trusts and foreign mutual funds.

          investments in private investment funds and hedge funds.

     If you have any question or doubt about whether an investment is a considered a security or a Covered Security under this Code, ask the CHIEF COMPLIANCE OFFICER.

Members of your FAMILY/HOUSEHOLD include:

          Your spouse or domestic partner (unless they do not live in the same household as you and you do not contribute in any way to their support).

          Your children (if they live in the same household as you and you contribute in any way to their support).

          Any of these people who live in your household: your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

     Comment - There are a number of reasons why this Code covers transactions in which members of your FAMILY/HOUSEHOLD have BENEFICIAL OWNERSHIP. First, the SEC regards any benefit to a person that you help support financially as indirectly benefiting you, because it could reduce the amount that you might otherwise contribute to that person's support. Second, members of your household could, in some circumstances, learn of information regarding the Firm's trading or recommendations for client accounts, and must not be allowed to benefit from that information.

NON-ACCESS DIRECTOR means any person who is a director of the Firm but who is not an officer or employee of the Firm and who meets all of the following conditions:

          o He or she, in connection with his or her regular functions or duties, does not make, participate in or obtain information regarding the

                                      -A-19-
               purchase or sale of COVERED SECURITIES by a registered investment company, and whose functions do not relate to the making of recommendations with respect to such purchases or sales;

          o He or she does not have access to nonpublic information regarding any Firm client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund; and

          o He or she is not involved in making securities recommendations to Firm clients, and does not have access to such recommendations that are nonpublic.

               NOTE: NON-ACCESS DIRECTORS are subject to only the following provisions of this Code: Parts I.A., I.B. and I.F (other than the Restricted List provisions), and the requirement to complete the Form of Acknowledgement regarding the Code and any amendments thereto.

REPORTABLE FUND means any investment companies other than money market funds that are registered under the Investment Company Act for which the Firm serves as an investment adviser or whose investment adviser or principal underwriter controls the Firm, is controlled by the Firm, or is under common control with the Firm. A REPORTABLE FUND includes registered investment companies that are sub-advised by the Firm or its affiliates.

                                      -A-20-

                                 ACKNOWLEDGMENT


     I have received the Code of Ethics (the "Code") of Reich & Tang Asset Management, LLC and Reich & Tang Distributors, Inc. (collectively, the "Firm") and have read and understand the Sections applicable to my position with the Firm.

     I understand that I am responsible for, and I certify that I have, to date, complied and will continue to comply with, the policies and procedures in the Code. I understand that any violation of such policies and procedures may lead to sanctions, including dismissal.





-----------------------------
Signature
Date



--------------------------------
Printed Name

                                      -A-21-

                        FORM A - INITIAL HOLDINGS REPORT
                        --------------------------------


NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE CHIEF COMPLIANCE OFFICER NO LATER THAN 10 CALENDAR DAYS AFTER BECOMING AN ACCESS PERSON UNDER THE CODE OF ETHICS OF REICH & TANG ASSET MANAGEMENT, LLC AND REICH & TANG DISTRIBUTORS, INC. (the "CODE"). TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

Name of Access Person:  _________________________________________________
Date I Became an Access Person (the "Reporting Date"): _________________ Date received by AUTOMATIC INVESTMENT PLAN: ______________________________

Initial Certification:
----------------------

|_| I confirm that I have read and understand the Code and have complied with its requirements. I understand that, for purposes of the Code, I am classified as:

         |X|  an Access Person

Initial Holdings Report (Check ONE of the following two boxes):
---------------------------------------------------------------

|_| Neither I, nor any member of my FAMILY/HOUSEHOLD, has BENEFICIAL OWNERSHIP of any COVERED SECURITIES (including any shares of REPORTABLE FUNDS).

|_| Attached as APPENDIX A is a complete list of all COVERED SECURITIES (including any shares of REPORTABLE FUNDS) in which I, and/or a member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP on the Reporting Date.

Accounts with Brokers, Dealers, Investment Managers and/or Banks (check ONE of
------------------------------------------------------------------------------
the following two boxes):
-------------------------

|_| Neither I, nor any member of my FAMILY/HOUSEHOLD, had, as of the Reporting Date, any accounts with brokers, dealers, investment managers or banks in which any securities (including securities which are not COVERED SECURITIES or REPORTABLE FUNDS) are held, and with respect to which I, or any member of my FAMILY/HOUSEHOLD, has BENEFICIAL OWNERSHIP.

|_| All accounts that I, and/or any member of my FAMILY/HOUSEHOLD, maintain with brokers, dealers, investment managers or banks in which securities (including securities which are not COVERED SECURITIES or REPORTABLE FUNDS) are held, and with respect to which I, and/or a member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP as of the Reporting Date are set forth below:

     NAME(S) OF INSTITUTION(S)
     -------------------------






All information provided in this Form A is true and complete to the best of my knowledge.

I have read the Code, and will keep a copy for future reference. I understand my responsibilities under the Code and agree to comply with all of its terms and conditions. In particular, I understand that the Code applies to me and to all investments in which I have BENEFICIAL OWNERSHIP, as well as investments in which members of my FAMILY/HOUSEHOLD have BENEFICIAL OWNERSHIP.



                        Signed: _________________________
                        Date: ___________________________

Appendix A - Initial Report of all COVERED SECURITIES  (including all shares of
--------------------------------------------------------------------------------
REPORTABLE FUNDS)
-----------------

Name of Access Person:  ___________________________________

-------------------------------------- ---------------------------------------- --------------------------------------

Title/Description of
COVERED SECURITIES/                    Exchange Ticker/CUSIP/                   Number of Shares (or Principal
REPORTABLE FUNDS                       Interest Rate/Maturity Date              Amount)
-------------------------------------- ---------------------------------------- --------------------------------------
-------------------------------------- ---------------------------------------- --------------------------------------

-------------------------------------- ---------------------------------------- --------------------------------------
-------------------------------------- ---------------------------------------- --------------------------------------

-------------------------------------- ---------------------------------------- --------------------------------------
-------------------------------------- ---------------------------------------- --------------------------------------

-------------------------------------- ---------------------------------------- --------------------------------------
-------------------------------------- ---------------------------------------- --------------------------------------

-------------------------------------- ---------------------------------------- --------------------------------------
-------------------------------------- ---------------------------------------- --------------------------------------

-------------------------------------- ---------------------------------------- --------------------------------------
-------------------------------------- ---------------------------------------- --------------------------------------

-------------------------------------- ---------------------------------------- --------------------------------------
-------------------------------------- ---------------------------------------- --------------------------------------

-------------------------------------- ---------------------------------------- --------------------------------------
-------------------------------------- ---------------------------------------- --------------------------------------

-------------------------------------- ---------------------------------------- --------------------------------------
-------------------------------------- ---------------------------------------- --------------------------------------

-------------------------------------- ---------------------------------------- --------------------------------------
-------------------------------------- ---------------------------------------- --------------------------------------

-------------------------------------- ---------------------------------------- --------------------------------------
-------------------------------------- ---------------------------------------- --------------------------------------

-------------------------------------- ---------------------------------------- --------------------------------------
-------------------------------------- ---------------------------------------- --------------------------------------

-------------------------------------- ---------------------------------------- --------------------------------------
-------------------------------------- ---------------------------------------- --------------------------------------

-------------------------------------- ---------------------------------------- --------------------------------------
-------------------------------------- ---------------------------------------- --------------------------------------

-------------------------------------- ---------------------------------------- --------------------------------------

Note:  Please use additional sheets as needed.

                      FORM B - QUARTERLY TRANSACTION REPORT
                      -------------------------------------

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE CHIEF COMPLIANCE OFFICER NO LATER THAN 30 CALENDAR DAYS AFTER THE END OF MARCH, JUNE, SEPTEMBER AND DECEMBER OF EACH YEAR. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

Name of Access Person:  _______________________________________________
Reporting Period/Calendar Quarter End Date: __________________________ Date received by AUTOMATIC INVESTMENT PLAN: ___________________________

Transactions Report (check ONE of the following three boxes):
-------------------------------------------------------------

|_| There were no transactions in COVERED SECURITIES (including transactions in shares of REPORTABLE FUNDS) during the most recently completed calendar quarter in which I, or any member of my FAMILY/HOUSEHOLD, had Beneficial Ownership.

|_| Attached as APPENDIX B is a complete list of all transactions in Covered Securities (including any transactions in shares of REPORTABLE FUNDs) during the most recently completed calendar quarter in which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP, other than transactions effected pursuant to an AUTOMATIC INVESTMENT PLAN.

New Securities Accounts (check ONE of the following two boxes):
---------------------------------------------------------------

|_| Neither I, nor any member of my FAMILY/HOUSEHOLD, established any new accounts during the most recent calendar quarter with brokers, dealers, investment managers or banks in which securities (including securities which are not COVERED SECURITIES or REPORTABLE FUNDS) are held, and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

|_|  During  the  most  recent  calendar  quarter,  I  and/or  a  member  of  my
     FAMILY/HOUSEHOLD established the following account(s) with brokers, dealers, investment managers or banks in which securities are held, and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP:

         Name(s) of Institution(s)                   Date Account Established
         -------------------------                   ------------------------





         All information provided in this Form B is true and complete to the best of my knowledge.




                        Signed: _________________________
                        Date: ___________________________

Appendix B - Transactions in COVERED SECURITIES (including shares of REPORTABLE
--------------------------------------------------------------------------------
FUNDS) During Most Recent Calendar Quarter
------------------------------------------


Name of Access Person: ----------------------------------------
Reporting Period/Calendar Quarter: ----------------------------
Date received by AUTOMATIC INVESTMENT PLAN: ----------------------------

                                                                                                      Institution
                 Type (e.g,                                               Rate/Maturity               through which
  Transaction    purchase      Title of     Number of     Principal       Date (if                    transaction
     Date        sale)         Securities   Shares        Amount          Applicable)    Price        effected
---------------- -------------=------------=-------------=---------------=--------------=------------=-----------------
---------------- ------------- ------------ ------------- --------------- -------------- ------------ -----------------


---------------- ------------- ------------ ------------- --------------- -------------- ------------ -----------------
---------------- ------------- ------------ ------------- --------------- -------------- ------------ -----------------


---------------- ------------- ------------ ------------- --------------- -------------- ------------ -----------------
---------------- ------------- ------------ ------------- --------------- -------------- ------------ -----------------


---------------- ------------- ------------ ------------- --------------- -------------- ------------ -----------------
---------------- ------------- ------------ ------------- --------------- -------------- ------------ -----------------


---------------- ------------- ------------ ------------- --------------- -------------- ------------ -----------------
---------------- ------------- ------------ ------------- --------------- -------------- ------------ -----------------


---------------- ------------- ------------ ------------- --------------- -------------- ------------ -----------------


Note:  Please use additional sheets as needed.



YOU DON'T HAVE TO LIST TRANSACTIONS IN COVERED SECURITIES OR REPORTABLE FUNDS ON APPENDIX B IF THEY WERE EFFECTED PURSUANT TO AN AUTOMATIC INVESTMENT PLAN.

                         FORM C - ANNUAL HOLDINGS REPORT
                         -------------------------------


NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE CHIEF COMPLIANCE OFFICER NO LATER THAN FEBRUARY 14 OF EACH YEAR. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

Name of Access Person:  ___________________________________________
Calendar Year Covered by this Report:  ____________________________
Date received by AUTOMATIC INVESTMENT PLAN:  ___________________________

Annual Certification
--------------------

|_| I confirm that I have read and understand the Code and have complied with its requirements. I understand that, for purposes of the Code, I am classified as:

         |X|      an Access Person

Annual Holdings Report (check ONE of the following two boxes):
--------------------------------------------------------------

|_| As of December 31 of the most recently completed calendar year, neither I, nor any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP of any COVERED SECURITIES (including any shares of REPORTABLE FUNDS).

|_| Attached as APPENDIX C is a complete list of all COVERED SECURITIES (including any shares of REPORTABLE FUNDS) in which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP as of December 31 of the most recently completed calendar year.

Accounts with Brokers,  Dealers,  Investment Managers and/or Banks (check ONE of
--------------------------------------------------------------------------------
the following two boxes):
-------------------------

|_| Neither I, nor any member of my FAMILY/HOUSEHOLD, as of December 31 of the most recently completed calendar year, had any accounts with brokers, dealers, investment managers or banks in which any securities (including securities which are not COVERED SECURITIES or REPORTABLE FUNDS) were held and with respect to which I, or a member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

|_| All accounts that I and/or any member of my FAMILY/HOUSEHOLD maintained, as of December 31 of the most recently completed calendar year, with brokers, dealers, investment managers or banks in which securities (including securities which are not COVERED SECURITIES or REPORTABLE FUNDS) were held and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP are listed below:


         Name(s) of Institution(s)
         -------------------------




     All information provided in this Form C is true and complete to the best of my knowledge.



                                               Signed: _________________________
                                               Date: ___________________________

Appendix C - Annual Report of all COVERED  SECURITIES  (including  all shares of
--------------------------------------------------------------------------------
REPORTABLE FUNDS)
-----------------

Name of Access Person:  ___________________________________
Date received by AUTOMATIC INVESTMENT PLAN:  __________________________

-------------------------------------------- ---------------------------------------- ------------------------------
Title/Description of COVERED                 Exchange Ticker/CUSIP Interest           Number of Shares (or
SECURITIES/REPORTABLE FUNDS                  Rate/Maturity Date                       Principal Amount)
-------------------------------------------- ---------------------------------------- ------------------------------


-------------------------------------------- ---------------------------------------- ------------------------------


-------------------------------------------- ---------------------------------------- ------------------------------


-------------------------------------------- ---------------------------------------- ------------------------------


-------------------------------------------- ---------------------------------------- ------------------------------


-------------------------------------------- ---------------------------------------- ------------------------------


-------------------------------------------- ---------------------------------------- ------------------------------


-------------------------------------------- ---------------------------------------- ------------------------------


-------------------------------------------- ---------------------------------------- ------------------------------


-------------------------------------------- ---------------------------------------- ------------------------------


-------------------------------------------- ---------------------------------------- ------------------------------


-------------------------------------------- ---------------------------------------- ------------------------------


-------------------------------------------- ---------------------------------------- ------------------------------


-------------------------------------------- ---------------------------------------- ------------------------------


-------------------------------------------- ---------------------------------------- ------------------------------


Note: All information should be reported as of December 31 of the most recently completed calendar year. Please use additional sheets as needed.


                      FORM D - PERSONAL TRADE REQUEST FORM
                      ------------------------------------




An Access Person must complete this Personal Trade Request Form prior to engaging in any personal securities transactions in a COVERED SECURITY for any account in which the Access Person or a member of his or her FAMILY/HOUSEHOLD has any BENEFICIAL OWNERSHIP (unless exempted by the Code).

INVESTMENT INFORMATION
Issuer:  _________________________





EQUITY INVESTMENTS (please circle):


Common Stock      Preferred Stock



Number of shares:  _________________


DEBT INVESTMENTS:
Interest rate:  ______________
Maturity date:  ______________

TRANSACTION INFORMATION
Transaction Type (please circle):


                  Purchase          Sale          Short Sale



Estimated Trade Date:  _______________
Estimated Price: ____________________
Broker/Dealer: _____________________
Is the proposed investment an IPO?                   Y                 N
Is the proposed investment a Limited Offering?       Y                 N


Number of transactions in COVERED SECURITY over the last 30 calendar day period?
_______________

REPRESENTATION AND SIGNATURE
----------------------------


By executing this Personal Trade Request Form, I represent that the information contained herein is accurate and complete and that my trading in this investment is not based on any material nonpublic information. I understand that preclearance will only be in effect for the day it is granted (day of Compliance Officer's signature) and the immediately following business day.


---------------------------------
Access Person Name (please print)


---------------------------------   --------------------
Access Person Signature             Date



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Disposition of Request


Circle One:





                           Approved          Denied





Reason for Approval:





---------------------------------   --------------------
Compliance Officer Signature        Date





67701.0001 #621730